                                                                   Exhibit 23(a)



                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 15, 1999 (except
Note 20 for which the date is March 3, 1999 and Note 21 for which the date is November 11, 1999) relating to the financial statements and financial statement schedule, which appear in King Pharmaceuticals, Inc. Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP




Greensboro, North Carolina
January 21, 2000